Exhibit 99.8

IMPORTANT SPECIAL MEETING  INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Internet and telephone voting closes after [•] Eastern Time, [•], 2014.

Vote by Internet

• Go to [•]

• Or scan the QR code with your smartphone

• Follow the steps outlined on the secure website

Vote by telephone

•  Call toll free 1-[•] within the USA, US territories & Canada on a touch tone telephone

•  Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown inthis example. Please do not write outside the designated areas. ☒

Special Meeting Proxy Card	[ ]

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A  Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

		For	Against	Abstain
1.

To adopt and approve the Agreement and Plan of Merger, dated as of September 11, 2013, by and between Sterling Financial Corporation and Umpqua Holdings Corporation, pursuant to which Sterling will merge with and into Umpqua.

		☐	☐	☐

2.	To amend the Restated Articles of Incorporation of Umpqua Holdings Corporation to increase the number of authorized shares of no par value common stock to 400,000,000.	☐	☐	☐

3.	To adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger proposal and/or the articles amendment proposal.	☐	☐	☐

In their discretion, the proxies may vote upon such other business as may properly come before the Special Meeting, and matters incident to the conduct of the Special Meeting.

B  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

Important notice regarding the Internet availability of proxy materials for the Special Meeting of shareholders.

The Form S-4, Proxy Statement and Prospectus is available at: http://[•]

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — UMPQUA HOLDINGS CORPORATION

Special Meeting of Shareholders — [•], 2014

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoint(s) Raymond P. Davis and Peggy Y. Fowler, and each of them, proxies with full power of substitution, and hereby authorize(s) them to represent and to vote on behalf of the undersigned all shares of common stock of Umpqua Holdings Corporation at the Special Meeting of Shareholders to be held on [•], 2014, and at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present at the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED IN ACCORDANCE WITH THE BOARD’S UNANIMOUS RECOMMENDATION: “FOR” ITEMS 1, 2 and 3.

(Continued and to be marked, dated and signed, on the other side)

C Non-Voting Items
Change of Address — Please print new address below.	Comments — Please print your comments below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.